Liberty Silver Enters into Letter of Intent for U.S. $1.0 Million Loan

Retains Andrew Malim as Consultant to Accelerate Development of Trinity

October 4, 2013 - Toronto, Ontario. Liberty Silver Corp. (TSX: LSL) (“Liberty” or the “Company”) has entered into a non-binding letter of intent with BG Capital Group Inc. for a total of U.S. $1.0 million debt financing (the “Loan”) subject to a number of conditions, including due diligence, definitive documentation and approval of the Toronto Stock Exchange (the “Exchange”). The Loan provides for an immediate advance of U.S. $50,000 with U.S. $200,000 to be advanced at closing and execution and delivery of definitive documentation, U.S. $250,000 at the end of the first quarter following the closing date, and two further advances of U.S. $250,000 at the end of each of the next two following quarters.

The Loan will support continued exploration of the Company’s Trinity Project in Pershing County, Nevada, and afford it the time to secure longer term financing for the Project. The Trinity Project, situated on the western flank of the Trinity Mountains, is a former producing open pit mine that lies within a geographic region containing gold, silver, and base metal deposits. A dozen past and present silver and gold-silver production sites are located 20 to 25 miles east of the Trinity district in the Humboldt Range, including one of the largest silver mines in the U.S. Liberty has the right to earn a 70% joint venture interest in the 10,020 acres Trinity property, which includes the Hi Ho Silver property acquired by Liberty in 2012, pursuant to the terms of an earn-in agreement with Renaissance Gold Inc. subject to the  completion of a feasibility study by March 29, 2016. Since filing its NI 43-101compliant technical report in December of 2011 (the “technical report”), the Company has continued to review the very large database of historic geochemical, geological, and geophysical information and integrate it with new geophysical and geological data generated through drilling and geophysical programs executed during 2011 and 2012.  This work is being compiled into a GIS database, which will be used to further define future drilling and development of the current resource and exploration targets.  The Company has identified multiple silver exploration targets, all of which are independent of the inferred resource defined in the technical report.  The technical report evaluated only the previously well-drilled ground closely adjacent to and within the open pit mine area.

The Company is also pleased to announce that Andrew Malim has been retained to assist Liberty in the formation and execution of a plan to advance the development and future funding of the Trinity Project. Mr. Malim will report directly to the Liberty Board.

Mr. Malim is an experienced corporate finance executive and entrepreneur with over 35 years dedicated to the financing and management of mining and technical companies. He has a strong working knowledge of geology and geologic structures and has been associated with a number of significant mining discoveries including the Blackdome Mine and SNIP high-grade underground gold mining discoveries in British Columbia, copper-leach properties in Arizona, several copper properties in Africa, gold exploration in North and South America and diamond exploration in the USSR and Africa.

"We are very pleased to be in a position to further advance the Trinity project," stated Tim Unwin, Chairman of Liberty. "The funding, and the addition of Andrew and his wealth of industry experience and knowledge, is a significant step forward and we look forward to getting back to the business of developing this exciting project. On behalf of the board and management of Liberty, I would like to welcome Andrew to the Liberty team."

The terms of the Loan are as follows:

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a total loan amount of U.S. $1.0 million with U.S. $50,000 advanced immediately, U.S. $200,000 to be advanced at closing and U.S. $250,000 at the end of the first quarter following the closing date, and two further advances of U.S. $250,000 at the end of each of the next two following quarters;

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an immediate advance of U.S. $50,000. The immediate advance is evidenced by an unsecured promissory note bearing interest at 11% per annum.  The unsecured promissory note will be superseded at the time when definitive documentation is entered into and the outstanding amount thereunder will be included as part of the Loan indebtedness;

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outstanding principal shall bear interest at 11% per annum with an increase by 5% per annum during any period an event of default is continuing;

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the Loan will be secured by a charge on all of the assets of the Company;

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due and payable one year following the Closing Date with an option by the Company to extend the maturity date by six months with interest at 15% per annum to accrue on the outstanding principal during the period of the extension;

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at the request of Liberty and subject to Exchange approval, if Liberty completes an arm’s length financing of $500,000 or more at a price of not less than $0.50 per common share, the outstanding principal and interest shall be converted into equity of Liberty on the same terms and conditions of the financing; and

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proceeds to be applied to metallurgical work, environmental permitting, other related exploration expenses, land taxes and working capital.

The lender pursuant to the Loan is BG Capital Group Inc. (“BG Capital”). The negotiations with BG Capital were conducted on an arm’s length basis. BG Capital, and its related parties, own 8,609,853 common shares of Liberty and 6,500,000 common share purchase warrants, with each whole warrant entitling the holder to acquire one common share for U.S. $0.65 until December 31, 2013 (the “Warrants”).  As a condition of the Loan, BG Capital will agree to the termination of the Warrants for no further consideration. Other than pursuant to the Loan, the Company does not have any contractual or other relationship with BG Capital.

Investors are cautioned that there can be no assurance that the Loan will be completed or, if it is completed, that it will be on the terms as disclosed herein.  Liberty will announce the status of the Loan including, if and when definitive loan documentation is entered into, in further press releases.

As BG Capital owns more than 10% of the issued and outstanding shares of Liberty, BG Capital is a “related party” of the Company and the Loan constitutes a “related party transaction” as such terms are defined by Multilateral Instrument 61-101- Protection of Minority Security Holders in Special Transactions (“MI 61-101”), requiring the Company, in the absence of exemptions, to obtain a formal valuation for, and minority shareholder approval of, the “related party transaction”.  Liberty is relying on the exemptions from the formal valuation and minority approval requirements of MI 61-101 pursuant to which a formal valuation and minority approval are not required in the event that the issuer is in serious financial difficulty and the transaction is designed to improve the financial condition of the issuer.  The board of directors, all of whom are independent of BG Capital and its affiliates, have determined acting in good faith that in the circumstances of Liberty, the terms of the Loan are reasonable and Liberty is eligible for these formal valuation and minority approval exemptions from MI 61-101.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and advancing mineral properties located in North America.  Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development, and mining projects.  Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base.  The Trinity Silver Project, located in Pershing County, Nevada, is Liberty Silver’s flagship project.  Liberty Silver has the right to earn a joint venture interest in the 10,020 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Information about the Company is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

Cautionary Note to U.S. Investors concerning estimates of Resources: This news release uses the terms “Measured, Indicated, and Inferred Resources.”  The Company advises U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize the terms.  U.S. investors are cautioned not to assume that any part or all of Measured or Indicated Mineral Resources will ever be converted into Reserves.  Inferred Resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  U.S. investors are cautioned not to assume that any part or all of a measured, indicated, or inferred resource exists, or is economically or legally minable.

Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Mineral resource estimates do not account for mineability, selectivity, mining loss and dilution.  The assessment in the 43-101 report is preliminary in nature, includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that these inferred mineral resources will be converted to the measured and indicated categories through further drilling, or into mineral reserves, once economic considerations are applied.

Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release.  No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties.  Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward looking statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.